Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP Finance & Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MARKWEST ENERGY PARTNERS RECEIVES
COMPLIANCE LETTER FROM AMEX

DENVER—June 15, 2005—MarkWest Energy Partners, L.P. (AMEX: MWE), today announced that it received a letter from the American Stock Exchange (“AMEX”) dated June 9, 2005, advising that the Partnership is not in compliance with AMEX requirements as set forth in Section 1101 of the AMEX Company Guide for failure to file with the Securities and Exchange Commission its Annual Report on Form 10-K for year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the first quarter of 2005 by the prescribed filing deadlines.

The AMEX compliance letter gives the Partnership until June 24, 2005 to submit a plan of action to bring the Partnership into compliance and until July 11, 2005 to regain compliance with AMEX requirements.  The Partnership has been and continues to devote substantial resources and working with its outside auditors to complete and file the 2004 Annual Report on Form 10-K, its restated financial statements, Forms 10-Q/A for the first three quarters of 2004, and its Quarterly Report on Form 10-Q for the first quarter of 2005 as soon as reasonably possible.  Based on current facts and circumstances, the Partnership expects to file such Reports within the next several days, thus bringing the Partnership into compliance with AMEX requirements.

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for 2004, as filed with the SEC.